Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Gerald Lyons		Mary M. Gentry
Executive Vice President, Chief Financial Officer	- or -	Vice President, Treasurer and Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4854		(864) 286-4892

SCANSOURCE REPORTS FIRST QUARTER RESULTS

GREENVILLE, SC -- November 6, 2017 -- ScanSource, Inc. (NASDAQ: SCSC), a leading global provider of technology products and solutions, today announced financial results for the first quarter ended September 30, 2017.

	Quarter ended September 30,
	2017	2016	Change
	(in millions, except per share data)
Net sales	$924.6	$932.6	(1)%
Operating income	7.6	22.9	(67)%
Non-GAAP operating income(1)	30.6	26.7	15%
GAAP net income	4.1	14.8	(72)%
Non-GAAP net income(1)	19.4	17.5	11%
GAAP diluted EPS	$0.16	$0.58	(72)%
Non-GAAP diluted EPS(1)	$0.76	$0.68	12%

(1) Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition costs and other non-GAAP adjustments. A reconciliation of non-GAAP financial information to GAAP financial information is presented in the Supplementary Information (Unaudited) below.

“We delivered a solid quarter despite lower sales volumes than expected,” said Mike Baur, CEO, ScanSource, Inc.  “Our first quarter results highlight the strength of the investments we've made to drive profitable growth.”

For the first quarter of fiscal year 2018, net sales decreased to $924.6 million from lower big deals in North America. Operating income decreased to $7.6 million, as the expense for the change in fair value of contingent consideration related to Network1 increased. Non-GAAP operating income increased 15% to $30.6 million, driven by higher gross margins and the addition of the POS Portal and Intelisys acquisitions.

On a GAAP basis, net income for the quarter totaled $4.1 million, or $0.16 per diluted share, compared with net income of $14.8 million, or $0.58 per diluted share, for the prior year quarter. Non-GAAP net income for the first quarter of fiscal year 2018 increased to $19.4 million, or $0.76 per diluted share.

Forecast for Next Quarter
For the second quarter of fiscal year 2018, ScanSource expects net sales to range from $950 million to $1.01 billion, diluted earnings per share to range from $0.54 to $0.60 per share, and non-GAAP diluted earnings per share to range from $0.76 to $0.82 per share. Non-GAAP diluted earnings per share exclude amortization of intangible assets, change in fair value of contingent consideration and acquisition costs.
Webcast Details
ScanSource will present additional information about its financial results and outlook in a conference call with presentation slides today, November 6, 2017 at 5:00 p.m. (ET).  A webcast of the call and accompanying presentation slides will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section).  The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release, including the forecast of sales and earnings per share for next quarter, contains “forward-looking” statements that involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, changes in interest and exchange rates and regulatory regimes impacting our international operations, the failure of acquisitions to meet our expectations, the failure to manage and implement our organic growth strategy, credit risks involving our larger customers and vendors, termination of our relationship with key vendors or a significant modification of the terms under which we operate with a key vendor, the decline in demand for the products and services that we provide, reduced prices for the products and services that we provide due both to competitor and customer actions, and other factors set forth in the "Risk Factors" contained in our annual report on Form 10-K for the year ended June 30, 2017, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition costs and other non-GAAP adjustments.
Net sales on a constant currency basis, excluding acquisitions: The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions prior to the first full year from the acquisition date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.
Non-GAAP operating income, non-GAAP pre-tax income, non-GAAP net income and non-GAAP diluted earnings per share: To evaluate current period performance on a more consistent basis with prior periods, the Company discloses non-GAAP operating income, non-GAAP pre-tax income, non-GAAP net income and non-GAAP diluted earnings per share (non-GAAP diluted "EPS"). These non-GAAP results exclude amortization of intangible assets related to acquisitions, change in the fair value of contingent consideration, acquisition costs and other non-GAAP adjustments. Non-GAAP operating income, non-GAAP net income, and non-GAAP diluted EPS measures are useful in assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.
Return on invested capital ("ROIC"): Management uses ROIC as a performance measurement to assess efficiency in allocating capital under the Company's control to generate returns. Management believes this metric balances the Company's operating results with asset and liability management, is not impacted by capitalization decisions and correlates with shareholder value creation. In addition, it is easily computed, communicated and understood. ROIC also provides management a measure of the Company's profitability on a basis more comparable to historical or future periods.
ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. ROIC is calculated as adjusted EBITDA over invested capital. Adjusted earnings before interest expense, income taxes, depreciation and amortization ("Adjusted EBITDA") excludes the change in fair value of contingent consideration and acquisition costs, in addition to other non-GAAP adjustments. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.
About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading global provider of technology products and solutions, focusing on point-of-sale (POS), payments, barcode, physical security, unified communications and collaboration, cloud and telecom services. ScanSource's teams provide value-added solutions and operate from two segments, Worldwide Barcode, Networking & Security and Worldwide Communications & Services. ScanSource is committed to helping its customers choose, configure and deliver the industry's best solutions across almost every vertical market in North America, Latin America and Europe. Founded in 1992, the Company is headquartered in Greenville, South Carolina and was named one of the 2017 Best Places to Work in South Carolina. ScanSource ranks #647 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	September 30, 2017	June 30, 2017*
Assets
Current assets:
Cash and cash equivalents	$23,616	$56,094
Accounts receivable, less allowance of $47,249 at September 30, 2017 and $44,434 at June 30, 2017	661,393	637,293
Inventories	597,344	531,314
Prepaid expenses and other current assets	72,153	56,322
Total current assets	1,354,506	1,281,023
Property and equipment, net	79,128	56,566
Goodwill	302,930	200,881
Net identifiable intangible assets	154,323	101,513
Deferred income taxes	13,478	29,491
Other non-current assets	45,768	48,829
Total assets	$1,950,133	$1,718,303

Liabilities and Shareholders' Equity
Current liabilities:
Current portion of long-term debt	$26	$—
Accounts payable	534,919	513,155
Accrued expenses and other current liabilities	106,506	104,715
Current portion of contingent consideration	48,931	30,675
Income taxes payable	7,583	7,730
Total current liabilities	697,965	656,275
Deferred income taxes	14,525	2,008
Long-term debt	5,403	5,429
Borrowings under revolving credit facility	280,334	91,871
Long-term portion of contingent consideration	54,562	83,361
Other long-term liabilities	44,368	42,214
Total liabilities	1,097,157	881,158
Shareholders' equity:
Common stock	62,939	61,169
Retained earnings	853,327	849,180
Accumulated other comprehensive income (loss)	(63,290)	(73,204)
Total shareholders' equity	852,976	837,145
Total liabilities and shareholders' equity	$1,950,133	$1,718,303

*	Derived from audited financial statements.

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended September 30,
	2017	2016
Net sales	$924,559	$932,566
Cost of goods sold	818,642	841,032
Gross profit	105,917	91,534
Selling, general and administrative expenses	73,187	63,266
Depreciation expense	3,240	2,070
Intangible amortization expense	5,011	3,154
Change in fair value of contingent consideration	16,881	169
Operating income	7,598	22,875
Interest expense	1,585	589
Interest income	(881)	(1,015)
Other (income) expense, net	114	577
Income before income taxes	6,780	22,724
Provision for income taxes	2,633	7,908
Net income	$4,147	$14,816
Per share data:
Net income per common share, basic	$0.16	$0.58
Weighted-average shares outstanding, basic	25,434	25,523

Net income per common share, diluted	$0.16	$0.58
Weighted-average shares outstanding, diluted	25,579	25,762

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended September 30,
	2017	2016(a)	% Change
Worldwide Barcode, Networking & Security:	(in thousands)
Net sales, as reported	$620,329	$627,210	(1.1)%
Foreign exchange impact (b)	(5,625)	—
Net sales, constant currency (non-GAAP)	614,704	627,210	(2.0)%
Less: Acquisitions	(14,553)	—
Net sales, constant currency excluding acquisitions (non-GAAP)	$600,151	$627,210	(4.3)%

Worldwide Communications & Services:
Net sales, as reported	$304,230	$305,356	(0.4)%
Foreign exchange impact (b)	(2,414)	—
Net sales, constant currency (non-GAAP)	301,816	305,356	(1.2)%
Less: Acquisitions	(9,750)	(2,863)
Net sales, constant currency excluding acquisitions (non-GAAP)	$292,066	$302,493	(3.4)%

Consolidated:
Net sales, as reported	$924,559	$932,566	(0.9)%
Foreign exchange impact (b)	(8,039)	—
Net sales, constant currency (non-GAAP)	916,520	932,566	(1.7)%
Less: Acquisitions	(24,303)	(2,863)
Net sales, constant currency excluding acquisitions (non-GAAP)	$892,217	$929,703	(4.0)%

(a) Reflects reclassification between segments for certain geographies to provide comparable financial information.
(b) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2017 into U.S. dollars using the average foreign exchange rates for the quarter ended September 30, 2016.

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended September 30,
	2017	2016	% Change
United States:	(in thousands)
Net sales, as reported	$686,671	$709,810	(3.3)%
Less: Acquisitions	(24,303)	(2,863)
Net sales, excluding acquisitions (non-GAAP)	$662,368	$706,947	(6.3)%

International:
Net sales, as reported	$237,888	$222,756	6.8%
Foreign exchange impact (a)	(8,039)	—
Net sales, constant currency (non-GAAP)	229,849	222,756	3.2%
Less: Acquisitions	—	—
Net sales, constant currency excluding acquisitions (non-GAAP)	$229,849	$222,756	3.2%

Consolidated:
Net sales, as reported	$924,559	$932,566	(0.9)%
Foreign exchange impact (a)	(8,039)	—
Net sales, constant currency (non-GAAP)	916,520	932,566	(1.7)%
Less: Acquisitions	(24,303)	(2,863)
Net sales, constant currency excluding acquisitions (non-GAAP)	$892,217	$929,703	(4.0)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2017 into U.S. dollars using the average foreign exchange rates for the quarter ended September 30, 2016.

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Non-GAAP Financial Information:
	Quarter ended September 30, 2017
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$7,598	$6,780	$4,147	$0.16
Adjustments:
Amortization of intangible assets	5,011	5,011	3,261	0.13
Change in fair value of contingent consideration	16,881	16,881	11,005	0.43
Acquisition costs (a)	172	172	172	0.01
Legal settlement	952	952	771	0.03
Non-GAAP measure	$30,614	$29,796	$19,356	$0.76

	Quarter ended September 30, 2016
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$22,875	$22,724	$14,816	$0.58
Adjustments:
Amortization of intangible assets	3,154	3,154	2,108	0.08
Change in fair value of contingent consideration	169	169	46	—
Acquisition costs (a)	498	498	498	0.02
Non-GAAP measure	$26,696	$26,545	$17,468	$0.68

(a) Acquisition costs are non-deductible for tax purposes.

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended September 30,
	2017	2016
Return on invested capital (ROIC), annualized (a)	13.0%	13.1%

Reconciliation of Net Income to Adjusted EBITDA
Net income - GAAP	$4,147	$14,816
Plus: Interest expense	1,585	589
Plus: Income taxes	2,633	7,908
Plus: Depreciation and amortization	8,864	5,224
EBITDA	17,229	28,537
Adjustments:
Change in fair value of contingent consideration	16,881	169
Acquisition costs	172	498
Legal settlement, net of attorney fees	952	—
Adjusted EBITDA (numerator for ROIC) (non-GAAP)	$35,234	$29,204

Invested Capital Calculation
Equity - beginning of quarter	$837,145	$774,496
Equity - end of quarter	852,976	773,161
Adjustments:
Change in fair value of contingent consideration, net of tax	11,005	46
Acquisition costs, net of tax	172	498
Legal settlement, net of tax	771	—
Average equity	851,035	774,101
Average funded debt (b)	224,956	107,718
Invested capital (denominator for ROIC) (non-GAAP)	$1,075,991	$881,819

(a) Calculated as net income plus interest expense, income taxes, depreciation and amortization (EBITDA), plus change in fair value of contingent consideration and other adjustments, annualized and divided by invested capital for the period. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period.

(b) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Non-GAAP Financial Information:
	Forecast for Quarter ending December 31, 2017
	Range Low	Range High
GAAP diluted EPS	$0.54	$0.60
Adjustments:
Amortization of intangible assets	0.14	0.14
Change in fair value of contingent consideration	0.07	0.07
Acquisition costs	0.01	0.01
Non-GAAP diluted EPS	$0.76	$0.82